Exhibit 99.1

OUR COMPANY

We are a consumer packaged goods holding company, operating in the center-of-the-store, refrigerated, foodservice, food ingredient and active nutrition categories. We participate in the private brand food category through our investment with THL in 8th Avenue, a leading, private brand centric, consumer products holding company. In February 2012, we completed our legal separation through a tax free spin-off from our former parent company and began trading on the New York Stock Exchange under the ticker symbol “POST.” We operate in five reportable segments:

•

Post Consumer Brands: Includes branded and private label ready-to-eat (which we refer to as “RTE”) cereal operations of Post Foods, LLC, MOM Brands Company, which Post acquired in May 2015, and Weetabix North America (which we refer to as “Weetabix NA”), which Post acquired as part of its acquisition of Latimer Newco 2 Limited, a company registered in England and Wales (which we refer to as “Latimer”), and all of Latimer’s direct and indirect subsidiaries at the time of acquisition, including Weetabix Limited (which we refer to, collectively, as the “Weetabix Group”), in July 2017;

•

Weetabix: Includes the businesses of Weetabix Limited and its direct subsidiaries (which we refer to, collectively, as “Weetabix”), which produce and distribute branded and private label RTE cereal, hot cereals and other cereal-based food products, breakfast drinks and muesli primarily outside of North America, which Post acquired as part of its acquisition of the Weetabix Group in July 2017;

•

Foodservice: Includes primarily egg and potato products in the foodservice and food ingredient channels from the businesses of MFI Holding Corporation (which we refer to as “Michael Foods”), which Post acquired in June 2014, Willamette Egg Farms (which we refer to as “Willamette”), which Post acquired in October 2015, National Pasteurized Eggs, Inc. (which we refer to as “NPE”), which Post acquired in October 2016, and Bob Evans, which Post acquired in January 2018;

•	Refrigerated Retail: Includes refrigerated retail products, inclusive of side dishes, egg, cheese and sausage, from the business of Michael Foods, Willamette, NPE and Bob Evans; and

•

Active Nutrition: Includes the protein shakes, bars and powders and nutritional supplement businesses of Premier Nutrition Corporation, which Post acquired in September 2013, Dymatize Enterprises, LLC (which we refer to as “Dymatize”), which Post acquired in February 2014, and the PowerBar brand, which Post acquired in October 2014, and includes Active Nutrition International.

For the fiscal year ended September 30, 2018, we generated net sales of $6,257.2 million, operating profit of $573.5 million, net earnings of $467.3 million and Adjusted EBITDA of $1,230.7 million, and for the six months ended March 31, 2019, we generated net sales of $2,799.1 million, operating profit of $480.2 million, net earnings of $169.6 million and Adjusted EBITDA of $591.4 million.

Since 2012, we have expanded and established new platforms through acquisitions, transforming us from a single category business to a more diversified, multi-category business with dynamic growth prospects. We operate a decentralized, adaptive business model, which provides us with more strategic flexibility. Our acquisition strategy focuses on businesses with product offerings that can strengthen our current portfolio, enable us to expand into complementary categories, geographic regions or distribution channels or provide diversification of cash flows in similar channels. We aim to improve scale in our operations, thereby increasing marketing and distribution efficiencies, and enhance our presence with key retailers. We believe the consumer foods market will continue to provide opportunities for growth through acquisitions of complementary businesses, and we are currently considering several acquisition opportunities. To the extent we do proceed with any acquisitions in the near term, we may finance the purchase price with cash on hand (including the proceeds of this offering), proceeds from secured and/or unsecured borrowings of indebtedness and proceeds of equity issuances. There can be no assurance, however, that we will continue to consider or pursue, or be successful in acquiring, any such businesses. While our activities to date have primarily focused on acquisitions, we completed the divestiture of certain assets including the PowerBar Australia assets and Musashi trademark in July 2015, the sale of the Michael Foods Canadian egg business in March 2016 and the 8th Avenue transactions which were completed on October 1, 2018. We expect that future activities also could include additional divestitures, equity carve-out transactions or initial public offerings of businesses or portfolio companies, under appropriate circumstances, to further our business strategies. See “—Recent Developments—Active Nutrition IPO.”

OUR BUSINESSES

Post Consumer Brands

Our Post Consumer Brands segment includes our North America cereal business which manufactures, markets and sells branded and private label RTE cereal and hot cereal products. The RTE cereal category is one of the most prominent categories in the food industry. According to Nielsen’s expanded All Outlets Combined (xAOC) information, the category was approximately 8.2 billion for the 52-week period ending May 25, 2019. We have leveraged the strength of our brands, category expertise, and over a century of institutional knowledge to create a diverse portfolio of cereals. Post Consumer Brands is the third largest seller of RTE cereals in the United States with a 20.5% share of retail dollar sales and a 23.0% share of retail pound sales for the 52-week period ending May 25, 2019, based on Nielsen’s xAOC information. Nielsen’s xAOC is representative of food, drug and mass merchandisers (including Walmart), some club retailers (including Sam’s Club and BJs), some dollar retailers (including Dollar General, Family Dollar and Fred’s Super Dollar) and military. Our RTE cereal brands include Honey Bunches of Oats, Pebbles, Oreo O’s, Great Grains, Grape-Nuts, Post Shredded Wheat, Oh’s, Honeycomb, Golden Crisp, Post Raisin Bran, Alpha-Bits, Shreddies, Malt-O-Meal branded bagged cereal and Mom’s Best. Our hot cereal brands include Malt-O-Meal Hot Wheat, Coco Wheats, Better Oats and Mom’s Best Oatmeal.

Post Consumer Brands also includes the natural and organic RTE cereal and snacking platform in both branded and private label of Weetabix NA, led by the Weetabix and Barbara’s brands and the Puffins sub-brand, serving the natural and specialty channels and conventional retailers. The Post Consumer Brands business’s products are primarily manufactured through a flexible production platform at ten owned facilities in the United States and Canada.

Cereal and granola products sold by our Post Consumer Brands, Weetabix and the historical Private Brands business together for fiscal 2018, 2017 and 2016 contributed 37.6%, 37.6% and 36.6%, respectively, to our consolidated revenue.

Weetabix

Our Weetabix segment primarily markets and distributes branded and private label RTE cereal products. Weetabix holds the number two overall position in the United Kingdom (which we refer to as the “U.K.”) RTE cereal category. Its portfolio includes the Weetabix brand, which holds the number one brand position in the U.K. RTE cereal category, as well as Alpen (the number one muesli brand in the U.K.), Weetos, Ready Brek and Weetabix On The Go. Its main markets are the U.K. and the Republic of Ireland, where Weetabix has deep relationships with all key retailers and key players in wholesale and foodservice. Weetabix also distributes products to multiple countries throughout the world, mainly through a network of third party distributors in the respective markets. Additionally, Weetabix has operations in Africa through two joint ventures.

Foodservice

Through our Foodservice segment, we primarily produce and/or distribute egg and potato products in the foodservice and food ingredient channels. We provide a broad portfolio of egg products under several brands, including Papetti’s and Abbotsford Farms, among others. We operate thirteen egg products production facilities in the United States, some of which are fully integrated, from the maintenance of laying flocks through the processing of egg products, and potato processing facilities in Maine, Minnesota and Nevada. Several of these production facilities also produce product for our Refrigerated Retail segment.

Refrigerated Retail

Through our Refrigerated Retail segment, we produce and/or distribute side dishes, egg, cheese, sausage and other refrigerated products to retail customers. Our refrigerated side dish and sausage products are marketed primarily under the Bob Evans, Bob Evans Farms, Simply Potatoes, Pineland Farms, Owens and Diner’s Choice brands; the Refrigerated Retail segment maintains processing facilities for these products in Michigan, Ohio and Texas. Several of these facilities also produce product for our Foodservice segment. Our egg products are chiefly marketed under the All Whites, Better’n Eggs, Abbotsford Farms and Davidson’s Safest Choice brands, and are produced at a facility located in Minnesota, as well as several of our egg products production facilities that also produce product for our Foodservice segment. Our cheese and other dairy case products are marketed principally under the Crystal Farms brand, as well as the Crescent Valley, Westfield Farms and David’s Deli brands. We operate a facility in Wisconsin that processes and packages various cheese products for the Crystal Farms brand and for private label customers.

Egg and egg products sold by our Foodservice and Refrigerated Retail segments together for fiscal 2018, 2017 and 2016 contributed 24.6%, 27.1% and 28.1%, respectively, to our consolidated revenue.

Active Nutrition

Our Active Nutrition segment markets and distributes ready-to-drink beverages, bars, powders and other nutritional supplements under the Premier Protein, Dymatize, PowerBar, Supreme Protein and Joint Juice brands. The Active Nutrition segment’s products are primarily manufactured under co-manufacturing agreements at various third party facilities located in the United States and Europe. We also own a facility in Germany that manufactures bar products for our Active Nutrition brands and private label customers. Our Active Nutrition products are sold in club, mass merchandise, grocery, drug, specialty and convenience stores as well as online. For fiscal 2018, 2017 and 2016, protein-based products and supplements contributed 13.2%, 13.6% and 11.4%, respectively, to our consolidated revenue.

SUMMARY HISTORICAL FINANCIAL INFORMATION

The following tables set forth certain of our summary historical condensed consolidated financial data for each of the fiscal years in the three-year period ended September 30, 2018 and for the six months ended March 31, 2019 and 2018. The summary historical financial data set forth below should be read in conjunction with: (i) the sections entitled “Use of Proceeds” and “Capitalization,” each of which are contained elsewhere in this offering memorandum, (ii) our audited consolidated financial statements and the notes thereto, and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the fiscal year ended September 30, 2018 contained in our Annual Report on Form 10-K filed with the SEC on November 16, 2018 and incorporated by reference in this offering memorandum, and (iii) our unaudited condensed consolidated financial statements and the notes thereto, and our “Management’s Discussion and Analysis of Financial Conditions and Results of Operations,” contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the SEC on May 3, 2019 and incorporated by reference in this offering memorandum.

The summary historical condensed consolidated financial data for each of the fiscal years in the three-year period ended September 30, 2018 have been derived from our audited consolidated financial statements. In connection with the adoption of Accounting Standards Update (“ASU”) 2017-07, “Compensation – Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Postretirement Benefit Cost” on October 1, 2018, certain prior year amounts have been reclassified for the three-year period ended September 30, 2018, to conform with the fiscal 2019 presentation and therefore do not agree to the audited financial statements. Our summary unaudited historical condensed consolidated financial data for the six months ended March 31, 2019 and 2018 have been derived from our unaudited condensed consolidated financial statements, and include, in the opinion of management, all adjustments, consisting of normal, recurring adjustments, necessary for a fair presentation of such information. The financial data presented for the interim periods are not necessarily indicative of the results for the full fiscal year.

The summary unaudited historical consolidated financial data for the twelve months ended March 31, 2019 were calculated by subtracting our summary historical consolidated financial information for the six months ended March 31, 2018 from the summary historical consolidated financial information for the fiscal year ended September 30, 2018, and then adding the summary historical consolidated financial information for the six months ended March 31, 2019.

	Year Ended September 30,			Six Months Ended March 31,		Twelve Months Ended March 31, 2019
	2016	2017	2018	2018	2019
	(in millions)
Statements of Operations Data:
Net sales	$5,026.8	$5,225.8	$6,257.2	$3,019.2	$2,799.1	$6,037.1
Cost of goods sold(11)	3,476.3	3,655.0	4,403.2	2,098.3	1,921.3	4,226.2

Gross profit	1,550.5	1,570.8	1,854.0	920.9	877.8	1,810.9
Selling, general and administrative expenses(11)	839.7	867.7	976.4	510.6	442.9	908.7
Amortization of intangible assets	152.6	159.1	177.4	87.9	80.7	170.2
Impairment of goodwill and other intangible assets(1)	—	26.5	124.9	—	—	124.9
Gain on sale of business(2)	—	—	—	—	(127.3)	(127.3)
Other operating expenses, net	9.4	0.8	1.8	0.7	1.3	2.4

Operating profit	548.8	516.7	573.5	321.7	480.2	732.0
Interest expense, net(3)	306.5	314.8	387.3	189.3	144.9	342.9
Loss (gain) on extinguishment of debt, net	86.4	222.9	31.1	37.6	6.1	(0.4)
Expense (income) on swaps, net	182.9	(91.8)	(95.6)	(53.2)	114.7	72.3
Other expense (income) net(11)	3.1	(3.6)	(14.0)	(7.1)	(7.4)	(14.3)

(Loss) earnings before income taxes, and equity method loss	(30.1)	74.4	264.7	155.1	221.9	331.5
Income tax (benefit) expense	(26.8)	26.1	(204.0)	(231.9)	32.2	60.1
Equity method loss, net of tax	—	—	0.3	—	19.5	19.8

Net (loss) earnings including noncontrolling interest	(3.3)	48.3	468.4	387.0	170.2	251.6
Less: Net earnings attributable to noncontrolling interest	—	—	1.1	0.6	0.6	1.1

Net (loss) earnings	(3.3)	48.3	467.3	386.4	169.6	250.5
Less: Preferred stock dividends	25.1	13.5	10.0	6.0	3.0	7.0

Net (loss) earnings available to common shareholders	$(28.4)	$34.8	$457.3	$380.4	$166.6	$243.5

	Year Ended September 30,			Six Months Ended March 31,		Twelve Months Ended March 31, 2019
	2016	2017	2018	2018	2019
	(in millions)
Statements of Cash Flow Data:
Depreciation and amortization	$302.8	$323.1	$398.4	$195.1	$191.4	$394.7
Cash provided by (used in):
Operating activities	502.4	386.7	719.3	263.6	204.8	660.5
Investing activities	(206.5)	(2,095.0)	(1,675.6)	(1,541.1)	162.9	28.4
Financing activities	(4.5)	2,053.1	423.4	56.9	(1,209.4)	(842.9)
Other Financial Data:
Cash paid for business acquisitions, net of cash acquired(4)	$(94.4)	$(1,915.2)	$(1,454.4)	$(1,454.0)	$—	$(0.4)
Capital expenditures	(121.5)	(190.4)	(225.0)	(86.1)	(135.5)	(274.4)
EBITDA(5)	848.5	843.4	985.9	523.9	679.0	1,141.0
Adjusted EBITDA(6)	933.9	989.1	1,230.7	595.9	591.4	1,226.2
Pro Forma Adjusted EBITDA(7)			1,147.8			1,171.0
Net Debt (as adjusted), as of the last day of the period(8)						$6,226.6
Ratio of Net Debt (as adjusted) to Pro Forma Adjusted EBITDA(9)						5.3

	September 30,		March 31, 2019
	2017	2018
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$1,525.9	$989.7	$149.7
Working capital, excluding cash and cash equivalents, restricted cash and current portion of long-term debt	403.5	435.8	459.2
Total assets	11,876.8	13,057.5	11,282.8
Debt, including current portion and amounts held for sale(10)	7,171.2	7,868.8	6,332.9
Other liabilities	327.8	499.3	310.7
Total shareholders’ equity	2,789.7	3,060.5	3,244.9

(1)

For information about the impairment of goodwill and other intangible assets, see “Critical Accounting Policies and Estimates” and Notes 2 and 7 of “Notes to Consolidated Financial Statements” in our audited consolidated financial statements for the fiscal year ended September 30, 2018 contained in our Annual Report on Form 10-K filed with the SEC on November 16, 2018 and incorporated by reference in this offering memorandum.

(2)

In connection with the 8th Avenue transactions, we recorded gains of $127.3 million in the six months ended March 31, 2019. See Notes 4, 6 and 9 of “Notes to Condensed Consolidated Financial Statements (Unaudited)” in our unaudited condensed consolidated financial statements contained in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, filed with the SEC on May 3, 2019 and incorporated by reference in this offering memorandum.

(3)

We incurred indebtedness with a book value as of March 31, 2019 totaling $6,332.9 million. See Note 16 of “Notes to Consolidated Financial Statements” in our audited consolidated financial statements for the fiscal year ended September 30, 2018 contained in our Annual Report on Form 10-K filed with the SEC on November 16, 2018, and Note 17 of “Notes to Condensed Consolidated Financial Statements (Unaudited)” in our unaudited condensed consolidated financial statements contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 3, 2019 and incorporated by reference in this offering memorandum, for further discussion of long-term debt.

(4)

We completed our acquisitions of Willamette in October 2015, NPE in October 2016, the Weetabix Group in July 2017 and Bob Evans in January 2018. The amount included in cash paid for business acquisitions, net of cash acquired, reflects the cash consideration paid less any cash acquired in the transactions. See Note 4 of “Notes to Consolidated Financial Statements” in our audited consolidated financial statements for the fiscal year ended September 30, 2018 contained in our Annual Report on Form 10-K filed with the SEC on November 16, 2018 and incorporated by reference in this offering memorandum for further discussion of business combinations.

(5)

As used herein, EBITDA represents net earnings plus interest expense, loss on extinguishment of debt, expense/income on swaps, income tax expense/benefit, equity method income/loss, net earnings attributable to noncontrolling interest, depreciation and amortization. We present EBITDA because we consider it an important supplemental measure of our operating performance and believe it is commonly reported and frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. In addition, management understands that investors, analysts and rating agencies consider EBITDA useful in measuring the ability of issuers of “high yield” securities to meet debt service obligations. Our management believes EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and income taxes are inversely correlated to interest expense. Depreciation and amortization are non-cash charges.

The indenture that will govern the notes and the indentures governing our other senior notes and our credit agreement use EBITDA (with additional adjustments similar to those discussed below regarding our calculation of “Adjusted EBITDA”) to measure our compliance with covenants such as interest coverage and debt incurrence. Our management also believes EBITDA is an accepted indicator of our ability to incur and service debt and make capital expenditures. We believe that EBITDA is a useful financial metric to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business.

EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and such measures do not reflect any cash requirements for such replacements;

•	it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations, as discussed under “Adjusted EBITDA” below; and

•	other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative benchmark measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. You should compensate for these limitations by relying primarily on our GAAP results and using EBITDA only supplementally.

The following table reconciles net earnings to EBITDA for the periods indicated:

	Year Ended September 30,			Six Months Ended March 31,		Twelve Months Ended March 31, 2019
	2016	2017	2018	2018	2019
	(in millions)
Net (loss) earnings	$(3.3)	$48.3	$467.3	$386.4	$169.6	$250.5
Net earnings attributable to noncontrolling interest	—	—	1.1	0.6	0.6	1.1
Equity method loss, net of tax	—	—	0.3	—	19.5	19.8
Income tax (benefit) expense	(26.8)	26.1	(204.0)	(231.9)	32.2	60.1
Expense (income) on swaps, net	182.9	(91.8)	(95.6)	(53.2)	114.7	72.3
Loss (gain) on extinguishment of debt, net	86.4	222.9	31.1	37.6	6.1	(0.4)
Interest expense, net	306.5	314.8	387.3	189.3	144.9	342.9
Depreciation and amortization	302.8	323.1	398.4	195.1	191.4	394.7

EBITDA	$848.5	$843.4	$985.9	$523.9	$679.0	$1,141.0

(6)

We present Adjusted EBITDA as a further supplemental measure of our operating performance and ability to service debt. We prepare Adjusted EBITDA by adjusting EBITDA to eliminate the impact of a number of items that are non-cash items, unusual items which we do not expect to recur or continue at the same level or other items which we do not believe to be reflective of our ongoing operating performance. You are encouraged to evaluate each adjustment and the reasons we consider them appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA, including the fact that we may calculate Adjusted EBITDA differently than other companies in our industry. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

The following table reconciles EBITDA to Adjusted EBITDA for the periods indicated:

	Year Ended September 30,			Six Months Ended March 31,		Twelve Months Ended March 31, 2019
	2016	2017	2018	2018	2019
	(in millions)
EBITDA	$848.5	$843.4	$985.9	$523.9	$679.0	$1,141.0
Non-cash stock-based compensation(a)	17.2	23.6	30.9	15.8	18.1	33.2
Intangible asset impairment(b)	—	26.5	124.9	—	—	124.9
Mark-to-market adjustments for commodity hedges(c)	(0.9)	(3.9)	0.7	(8.3)	2.3	11.3
Inventory revaluation adjustment on acquired businesses(d)	1.1	18.2	4.2	4.2	—	—
Restructuring and plant closure costs(e)	6.3	0.2	3.9	1.6	4.2	6.5
Transaction costs(f)	1.2	29.1	35.6	23.8	14.6	26.4
Integration costs(g)	19.3	8.8	28.8	23.8	0.9	5.9
Provision for legal settlement(h)	34.0	73.6	17.3	11.0	—	6.3
Assets held for sale(i)	9.3	(0.2)	—	—	(0.6)	(0.6)
Gain on sale of business(j)	(2.0)	—	—	—	(127.3)	(127.3)
Foreign currency (gain) loss on intercompany loans(k)	(0.1)	—	0.2	0.9	—	(0.7)
Noncontrolling interest adjustment(l)	—	(0.4)	(1.8)	(0.9)	(0.9)	(1.8)
Equity method investment adjustment(m)	—	0.2	0.1	0.1	—	—
Net foreign currency gains for purchase price of acquisition(n)	—	(30.0)	—	—	—	—
Debt consent solicitation costs(o)	—	—	—	—	1.3	1.3
Advisory income(p)	—	—	—	—	(0.2)	(0.2)

Adjusted EBITDA	$933.9	$989.1	$1,230.7	$595.9	$591.4	$1,226.2

(a)	Represents non-cash expenses related to stock-based compensation.
(b)

For information about these impairments, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” and Notes 2 and 7 of “Notes to Consolidated Financial Statements” in our audited consolidated financial statements for the fiscal year ended September 30, 2018 contained in our Annual Report on Form 10-K filed with the SEC on November 16, 2018 and incorporated by reference in this offering memorandum.

(c)

Represents a non-cash expense for mark-to-market adjustments on economic hedges for commodities and foreign exchange contracts. For more information, see Note 14 of “Notes to Consolidated Financial Statements” in our audited consolidated financial statements for the fiscal year ended September 30, 2018 contained in our Annual Report on Form 10-K filed with the SEC on November 16, 2018 and incorporated by reference in this offering memorandum.

(d)	Represents the profit impact of inventory basis step-up related to business combinations.

(e)

Represents certain plant closure related expenses associated with the closures of the Farmers Branch, Texas and Clinton, Massachusetts manufacturing facilities and the Parsippany, New Jersey office as part of cost savings efforts. See Note 5 of “Notes to Consolidated Financial Statements” in our audited consolidated financial statements for the fiscal year ended September 30, 2018 contained in our Annual Report on Form 10-K filed with the SEC on November 16, 2018 and incorporated by reference in this offering memorandum and Note 5 of “Notes to Condensed Consolidated Financial Statements (unaudited)” in our unaudited condensed consolidated financial statements contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 3, 2019 and incorporated by reference in this offering memorandum for further discussion of restructuring expenses.

(f)	Represents expenses related to professional service fees and other related costs associated with signed and closed business combinations and business divestitures.
(g)	Represents costs incurred to integrate acquired or to be acquired businesses.
(h)

Represents gains and losses recorded to recognize a receivable or liability associated with an anticipated resolution of certain ongoing litigation of the Company. These gains and losses primarily relate to settlement agreements entered into by Michael Foods, Inc. in late 2016, early 2017 and 2018 to settle certain class action claims asserted by some of the plaintiffs in class action lawsuits filed against Michael Foods, Inc. in late 2008 and early 2009. See Note 17 of “Notes to Consolidated Financial Statements” in our audited consolidated financial statements for the fiscal year ended September 30, 2018 contained in our Annual Report on Form 10-K filed with the SEC on November 16, 2018 and incorporated by reference in this offering memorandum for further discussion of legal settlement costs.

(i)

Represents non-cash impairment losses recorded to adjust the carrying value of fixed assets and businesses classified as held for sale. For more information, see Note 6 of “Notes to Consolidated Financial Statements” in our audited consolidated financial statements for the fiscal year ended September 30, 2018 contained in our Annual Report on Form 10-K filed with the SEC on November 16, 2018 and incorporated by reference in this offering memorandum.

(j)	Represents gains recorded on the divestiture of the Michael Foods Canada Ltd. business and the separate capitalization of the 8th Avenue transactions.
(k)	Represents non-cash foreign currency losses on intercompany loans and related interest denominated in currencies other than the functional currency of the respective legal entity.
(l)

Represents adjustments for net earnings, interest expense, income tax expense and depreciation and amortization for consolidated joint ventures which are attributable to the noncontrolling owners of the consolidated joint ventures.

(m)

Represents adjustments for the 8th Avenue equity method loss and our portion of interest expense, income tax expense and depreciation and amortization for our unconsolidated Weetabix investment accounted for using the equity method.

(n)	Represents net foreign currency gains from holding pounds sterling to fund the Weetabix Group acquisition.
(o)	Represents professional service fees and other related costs in connection with our debt consent solicitation.
(p)	Represents advisory income from 8th Avenue.

(7)

We present Pro Forma Adjusted EBITDA as a further supplemental measure of our operating performance and ability to service debt. We prepare Pro Forma Adjusted EBITDA by further adjusting Adjusted EBITDA to give effect to our acquisition of Bob Evans, which was completed effective January 12, 2018, and to give effect to the 8th Avenue transactions, which were completed effective October 1, 2018. Our results for the fiscal year ended September 30, 2018 include eight months and twenty days of financial results attributable to Bob Evans. The adjustments to Pro Forma Adjusted EBITDA for the fiscal year ended September 30, 2018 include management’s estimate of the pre-acquisition Adjusted EBITDA of Bob Evans for the period October 1, 2017 through January 11, 2018 as if the acquisition of Bob Evans had occurred on October 1, 2017. Management’s estimate of the pre-acquisition Adjusted EBITDA of Bob Evans, and the other financial data for Bob Evans presented in this offering memorandum, are based on the financial statements that were prepared by Bob Evans’s prior management and do not include any contributions from synergies or cost savings that our management expects to achieve in the future. These financial statements have not been audited or reviewed by our independent registered public accounting firm or any other accounting firm. Investors should be aware that Adjusted EBITDA for Bob Evans may not be entirely comparable to our measure of Adjusted EBITDA. The adjustments to Pro Forma Adjusted EBITDA for the fiscal year ended September 30, 2018 remove the Adjusted EBITDA of the historical Private Brands business for the entire fiscal year ended September 30, 2018. The adjustments to Pro Forma Adjusted EBITDA for the 12 month period ended March 31, 2019 remove the Adjusted EBITDA of the historical Private Brands business for the period from April 1, 2018 through September 30, 2018. Pro Forma Adjusted EBITDA has not been prepared in accordance with the requirements of Regulation S-X or any other securities laws relating to the presentation of pro forma financial information. Pro Forma Adjusted EBITDA and the related ratios are presented for information purposes only and do not purport to represent what our actual financial position or results of operations would have been if the 8th Avenue transactions had been completed as of an earlier date or that may be achieved in the future.

The following tables reconcile Adjusted EBITDA to Pro Forma Adjusted EBITDA for the periods indicated:

Fiscal Year Ended September 30, 2018
(in millions)
Adjusted EBITDA	$1,230.7
Bob Evans Adjusted EBITDA(a)	28.6
Historical Private Brands Business Adjusted EBITDA(b)	(111.5)

Pro Forma Adjusted EBITDA	$1,147.8

(a)

Adjustment gives effect to the acquisition of Bob Evans, which was consummated effective January 12, 2018, as if such acquisition had occurred on October 1, 2017, by including management’s estimate of the Adjusted EBITDA of Bob Evans for the period from October 1, 2017 through January 11, 2018. This estimate does not include any contributions from synergies or cost savings management expects to achieve in the future. The following is a reconciliation of earnings before income taxes to Pro Forma Adjusted EBITDA for Bob Evans:

October 1, 2017 to January 11, 2018
(in millions)
Earnings before income taxes	$11.5
Depreciation and amortization	8.1
Interest expense	2.6
Transaction costs	4.2
Integration costs	2.0
Non-cash stock-based compensation	0.2

Pro Forma Adjusted EBITDA	$28.6

(b)

Adjustment gives effect to the separate capitalization of the historical Private Brands business for the fiscal year ended September 30, 2018. This estimate does not include any management service agreement or consulting fees management expects to receive in the future. The following is a reconciliation of earnings before income taxes to Adjusted EBITDA for the historical Private Brands business:

Fiscal Year Ended September 30, 2018
(in millions)
Earnings before income taxes	$60.8
Depreciation and amortization	40.9
Transaction costs	9.5
Integration costs	0.3

Historical Private Brands Business Adjusted EBITDA	$111.5

Twelve Months Ended March 31, 2019
(in millions)
Adjusted EBITDA	$1,226.2
Historical Private Brands business Adjusted EBITDA(a)	(55.2)

Pro Forma Adjusted EBITDA	$1,171.0

(a)

Adjustment gives effect to the separate capitalization of the historical Private Brands business for the period from April 1, 2018 through September 30, 2018. This estimate does not include any management service agreement or consulting fees management expects to receive in the future. The following is a reconciliation of earnings before income taxes to Adjusted EBITDA for the historical Private Brands business:

April 1, 2018 through September 30, 2018
(in millions)
Earnings before income taxes	$29.7
Depreciation and amortization	15.8
Transaction costs	9.5
Integration costs	0.2

Historical Private Brands Business Adjusted EBITDA	$55.2

(8)

We present Net Debt (as adjusted) as a further supplemental measure of financial position. Net Debt (as adjusted) is defined as (a) the aggregate principal amount of our long term debt of $6,869.3 million less (b) cash and cash equivalents of $ 642.7 million, in each case after giving effect to the issuance of the notes offered hereby as if this offering had occurred on March 31, 2019.

(9)

We present Ratio of Net Debt (as adjusted) to Pro Forma Adjusted EBITDA as a further supplemental measure of financial position. Ratio of Net Debt (as adjusted) to Pro Forma Adjusted EBITDA represents the ratio of our Net Debt (as adjusted) as of March 31, 2019 (calculated as described above in note (8)) to our Pro Forma Adjusted EBITDA for the 12 months ended March 31, 2019 (calculated as described in note (7)).

(10)

Includes debt issuance costs, including amounts held for sale and unamortized premiums, net of unamortized discounts of $36.4 million at March 31, 2019, $48.6 million at September 30, 2018 and $41.0 million at September 30, 2017.

(11)

In connection with the adoption of ASU 2017-07, $(12.8) million, $(3.3) million, and $3.1 million was reclassified from “Cost of goods sold” to “Other expense (income), net” for the years ended September 30, 2018, 2017 and 2016, respectively. In addition $(1.2) million and $(0.3) million was reclassified from “Selling, general and administrative expenses” to “Other expense (income), net” for the years ended September 30, 2018 and 2017, respectively.